Exhibit 99.1

CONSENT OF NORTHLAND SECURITIES, INC.

The Board of Directors

IKONICS Corporation

4832 Grand Avenue

Duluth, Minnesota 55807

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 24, 2021, to the Board of Directors of IKONICS Corporation (“IKONICS”) as Annex B to, and reference to such opinion letter under the headings “Summary—Opinion of Financial Advisor to IKONICS” and “The Mergers—Opinion of Financial Advisor to IKONICS” in, the joint proxy statement/prospectus relating to the proposed mergers involving IKONICS, TeraWulf Inc. and Telluride Holdco, Inc. (“Telluride”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Telluride (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Northland Securities, Inc.

NORTHLAND SECURITIES, INC.

July 30, 2021